                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS
                              52-WEEK PERIOD ENDED
                               DECEMBER 28, 1996

                                     Class A              Class B
                                  -------------        ------------

Earnings Available for Common
Shareholders                      (117,717,998)        (131,205,047)

Weighted Average of Shares
Outstanding:

    Shares Outstanding              19,058,574           25,000,000

    Shares Issued Upon Assumed
    Exercise of Stock Options           --                   --

    Shares Assumed to be
    Repurchased Under Treasury
    Stock Method (At Fair Market
    Value of $17.00)                    --                   --

    Total Number of Options
    Considered As Common Stock
    Equivalents                         --                   --

    Total Weighted Average
    Number of Shares                19,058,574           25,000,000

Earnings Per Share                       (6.18)               (5.25)

                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS
                              52-WEEK PERIOD ENDED
                               DECEMBER 30, 1995

                                     Class A              Class B
                                  -------------        ------------

Earnings Available for Common
Shareholders                       (6,456,000)          (7,073,000)

Weighted Average of Shares
Outstanding:

    Shares Outstanding             20,824,514           25,000,000

    Shares Issued Upon Assumed
    Exercise of Stock Options           --                   --

    Shares Assumed to be
    Repurchased Under Treasury
    Stock Method (At Fair Market
    Value of $24.50)                    --                   --

    Total Number of Options
    Considered As Common Stock
    Equivalents                         --                   --

    Total Weighted Average
    Number of Shares                20,824,514           25,000,000

Earnings Per Share                        (.31)                (.28)

                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS
                              52-WEEK PERIOD ENDED
                               DECEMBER 31, 1994

                                     Class A              Class B
                                  -------------        ------------

Earnings Available for Common
Shareholders                       67,335,000           67,487,000

Weighted Average of Shares
Outstanding:

    Shares Outstanding             19,481,364           25,000,000

    Shares Issued Upon Assumed
    Exercise of Stock Options       5,434,576               --

    Shares Assumed to be
    Repurchased Under Treasury
    Stock Method (At Fair Market
    Value of $26.50)               (3,508,561)              --

    Total Number of Options
    Considered As Common Stock
    Equivalents                     1,926,015               --

    Total Weighted Average
    Number of Shares               21,407,379           25,000,000

Earnings Per Share                       3.15                 2.70